Exhibit 10.2

APPENDIX A

EXECUTIVE:       James S. Burns

AWARD NO.      [Insert Award No.]

DATE OF GRANT:       [Insert Date]

NUMBER OF SHARES:       [Insert Number of Shares]

ENTREMED, INC.
2001 LONG-TERM INCENTIVE PLAN, AS AMENDED

*   *   *

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made effective as of [Insert Date] by and between EntreMed, Inc., a Delaware corporation (the “Corporation”), and the above-listed Executive (“Executive”).

     1. Certain Definitions. In this Agreement, terms with initial capitals shall have the meanings provided in the Plan, except as follows or as otherwise provided in this Agreement:

          (a) “Agreement” means this Restricted Stock Agreement.

          (b) “Awarded Shares” means the shares of Common Stock awarded to the Executive pursuant to Section 2 hereof.

          (c) “Date of Grant” means the date set forth as the “Date of Grant” on page 1 of this Agreement.

          (d) “Executive” means the person identified as the “Executive” on page 1 of this Agreement.

          (e) “Plan” means the EntreMed, Inc. 2001 Long-Term Incentive Plan, as amended.

          (f) “Restriction Period” shall mean, with respect to any Awarded Share, the period commencing on the Date of Grant of such Awarded Share and ending on the date upon which such Awarded Share vests.

     2. Grant of Stock. Executive shall be granted on the Date of Grant the Awarded Shares, which shall (i) vest as provided below, (ii) be subject to the restrictions provided below, and (iii) otherwise be subject to all the terms of this Agreement and the Plan. The Awarded Shares shall be subject to dilution upon future Share issuances or other dilutive events. Until such time, if any, as the Awarded Shares Revert (as defined in Section 5) or are transferred by Executive as permitted under this Agreement, and except as otherwise provided in the Plan or this Agreement, Executive shall have all the rights of a stockholder of the Corporation (including the right to vote and to receive dividends) with respect to the Awarded Shares, including the Awarded Shares held in escrow. All such rights and privileges shall cease in the event that the Awarded Shares Revert.

     3. Subject to Plan. The Awarded Shares are in all instances subject to the terms and conditions of the Plan, the provisions of which are incorporated herein by this reference. In the event of any direct conflict between this Agreement and the Plan, the provisions of the Plan shall control. Executive acknowledges receipt of a copy of the Plan and hereby accepts the Awarded Shares subject to all of its terms and conditions.

     4. Vesting Schedule With Respect to Awarded Shares. Except as otherwise provided in this Agreement, the Awarded Shares shall vest on the [___] anniversary of the Date of Grant, based on Executive’s continued service as a full-time Employee of the Corporation and/or any Affiliate (a “Full-Time Employee”).

5.	Reversion and Cancellation of Unvested Awarded Shares; Restrictions During Restriction Period.

          (a) In the event of termination of Executive’s status as a Full-Time Employee, any portion of the Awarded Shares that is not vested on the date Executive ceases to be a Full-Time Employee shall, automatically and without need of any further action by any person or entity, (i) cease to be owned by Executive, (ii) revert to the Corporation, (iii) be cancelled, and (iv) return to the status of authorized but unissued stock of Corporation (collectively, “Revert”) immediately upon such date. Neither Executive nor any successor, heir, assign, or personal representative of Executive shall thereafter have any further rights or interest in such Reverted Awarded Shares.

          (b) During the Restriction Period, the certificates representing the Awarded Shares shall be held in escrow by the Secretary of the Corporation, and shall bear the following legends (in addition to any other required legends):

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING THE RISKS OF FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE ENTREMED, INC. 2001 LONG-TERM INCENTIVE PLAN, AND AN AGREEMENT ENTERED INTO

BETWEEN THE REGISTERED OWNER AND ENTREMED, INC. RELEASE FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SUCH PLAN AND AGREEMENT, A COPY OF EACH OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF ENTREMED, INC.

          (c) In the event the Restriction Period shall terminate with respect to particular Awarded Shares and such Awarded Shares shall not theretofore have Reverted, the Corporation shall within 2 1/2 months from the end of the calendar year in which such Restriction Period terminates reissue the certificate representing such Awarded Shares without the above legend and shall deliver such certificate to Executive or his legal representative. Upon any such termination of the Restriction Period, Executive shall be required to provide the Corporation with the means to satisfy any federal, state or local income tax withholding and payroll tax requirements with respect to such Awarded Shares (“Tax Liabilities”).

          (d) Awarded Shares, the right to vote Awarded Shares and the right to receive dividends thereon may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered during the Restriction Period with respect to such Awarded Shares.

     6. No Restriction On Corporation. This Agreement shall not in any way affect the right of the Corporation to make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     7. Stock Distributions; Capital Adjustments.

          (a) If the Corporation makes any distribution of stock with respect to the Awarded Shares by way of a stock dividend or stock split, or pursuant to any recapitalization, reorganization, consolidation, merger or otherwise, and Executive receives any additional shares of stock in the Corporation (or other shares of stock in another corporation) as a result thereof, such additional (or other) shares shall be deemed Awarded Shares hereunder and shall be subject to the same restrictions and obligations imposed by this Agreement.

          (b) In the event of any recapitalization, stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event that affects the Awarded Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Executive, then the Board shall make equitable changes or adjustments as are necessary or appropriate to prevent the dilution or enlargement of Executive’s rights relating to the number and kind of Awarded Shares that may thereafter by issued in connection with the Awarded Shares.

     8. Liability of Corporation.

          (a) The grant of the Awarded Shares shall be subject to compliance by the Corporation and Executive with all applicable requirements of law relating thereto, including, without limitation, state and federal securities laws. The Corporation shall not be obligated to register, qualify or make any exemption from registration qualification available with respect to any Awarded Shares under any such laws.

          (b) The Corporation makes no representation regarding the tax treatment of the Awarded Shares, and Executive should consult his or her tax advisor regarding the tax consequences to Executive of any transaction involving the Awarded Shares. Executive has been advised of the possibility of making an election under Code Section 83(b). If Executive makes an election under Code Section 83(b) with respect to Awarded Shares, Executive shall provide notice to the Corporation within 30 days thereof.

     9. No Employment Contract. Neither the grant or issuance of Awarded Shares pursuant to this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any Affiliate to employ the Executive for any period.

     10. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the principles of conflicts of laws. Any action or proceeding brought by any party hereto shall be brought only in a state or federal court of competent jurisdiction located in Maryland and all parties hereto hereby submit to the in personam jurisdiction of such court for purposes of any such action or proceeding and irrevocably agree that such court presents a convenient forum for the resolution of such dispute.

     11. Severability of Provisions. In the event that any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

     12. Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed duly given if personally delivered or if mailed by certified mail, return receipt requested, prepaid and addressed to the address of the party as set forth in this Agreement or such other address as such party shall have furnished to the other party in writing.

     13. Entire Agreement. This Agreement and the Plan embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersede all prior written or oral communications or agreements all of which are merged herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein.

     14. No Waiver. No waiver of any provision of this Agreement or any rights or obligations of any party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

     15. Survival. All warranties, covenants and agreements of the parties made in this Agreement shall survive the issuance and purchase of the Awarded Shares and the delivery to Executive of the certificate or certificates evidencing the Awarded Shares.

     16. Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of all of the parties hereto.

     17. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except to the extent (if any) expressly provided in this Agreement neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Executive without the prior written consent of the Corporation. The Corporation shall assign this Agreement and all of its rights hereunder in connection with any reorganization, merger, consolidation, sale or transfer of substantially all of the Corporation’s assets or sale or transfer of a controlling interest in the Corporation’s outstanding equity securities.

     18. Withholding. Executive shall provide the Corporation with the means to satisfy all Tax Liabilities at the time such Tax Liabilities are imposed on the Corporation, which may include the surrender of Awarded Shares to the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by its duly authorized officer and Executive has also executed this Agreement all as of the day and year indicated above.

	ENTREMED, INC.	EXECUTIVE

By: